Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBO CLOSES EXCHANGE OF $205.8 MILLION EXISTING 3.25%

CONVERTIBLE SENIOR NOTES DUE 2026 FOR CONVERTIBLE

SENIOR SECURED NOTES DUE 2029

Transaction Reduces Fubo’s Debt by $28.3 Million

NEW YORK – JANUARY 2, 2024 – FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced that it has closed a privately negotiated exchange with Mudrick Capital Management, L.P. and certain of its affiliates and related funds (collectively, “Mudrick”), a holder of its 3.25% convertible senior notes due 2026 (the “Existing Convertible Notes”) pursuant to which Mudrick exchanged (the “Exchange”) $205,835,000 in aggregate principal amount of the Existing Convertible Notes for $177,506,000 in aggregate principal amount of Fubo’s new convertible senior secured notes due 2029 (the “New Convertible Notes”).

“Today’s Exchange represents continued proactive management of Fubo’s capital structure and improves the flexibility of our balance sheet,” said David Gandler, co-founder and CEO, Fubo. “Furthermore, we have reduced our debt outstanding by approximately $28.3 million and have significantly extended a meaningful portion of our debt maturities out to 2029, from 2026. We are pleased to have accomplished these important objectives for our shareholders.”

Upon completion of the Exchange, the aggregate principal amount of the Existing Convertible Notes outstanding is $191,665,000, and the aggregate principal amount of the New Convertible Notes outstanding is $177,506,000. As of the closing of the Exchange, all of the New Convertible Notes were held by Mudrick. Fubo did not receive any cash proceeds from the issuance of the New Convertible Notes.

PJT Partners and Truist Securities served as financial advisors to Fubo in connection with the Exchange.

The Exchange has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the New Convertible Notes and the shares of Fubo common stock issuable upon conversion of the New Convertible Notes will not be offered or sold except pursuant to an effective registration statement or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes or any shares of common stock issuable upon conversion of the New Convertible Notes.

For additional information, please refer to the 8-K filed with the U.S. Securities and Exchange Commission and available on Fubo’s investor relations website.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 300 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers.

Learn more at https://fubo.tv

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements represent Fubo’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions and risks relating to Fubo’s business, including those described in periodic reports that Fubo files from time to time with the SEC. The forward-looking statements included in this press release speak only as of the date of this press release, and Fubo does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv